Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-193317) pertaining to the 2003 Stock Incentive Plan, as amended, 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(2)	Registration Statement (Form S-8 No. 333-206166) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(3)	Registration Statement (Form S-8 No. 333-209814) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(4)	Registration Statement (Form S-8 No. 333-216366) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(5)	Registration Statement (Form S-8 No. 333-223462) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(6)	Registration Statement (Form S-8 No. 333-230117) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(7)	Registration Statement (Form S-3 No. 333-231577) of GlycoMimetics, Inc., and
(8)	Registration Statement (Form S-8 No. 333-236754) pertaining to the 2013 Equity Incentive Plan, 2013 Employee Stock Purchase Plan, and Inducement Plan of GlycoMimetics, Inc.;

of our report dated March 2, 2021, with respect to the financial statements of GlycoMimetics, Inc. included in this Annual Report (Form 10-K) of GlycoMimetics, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Baltimore, Maryland

March 2, 2021